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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NBTY, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
for
February 9, 2007
Annual Meeting of Stockholders
of NBTY, Inc.

NBTY, Inc.
90 Orville Drive
Bohemia, New York 11716

January 5, 2007

Dear Stockholder:

        You are cordially invited to attend the 2007 Annual Meeting of Stockholders of NBTY, Inc. to be held February 9, 2007, at 10:00 A.M., local time, at 2100 Smithtown Avenue, Ronkonkoma, New York. On the following pages, you will find information about the meeting, together with a Proxy Statement.

        At the meeting, management will review NBTY's operations and discuss the financial statements for the fiscal year ended September 30, 2006, as well as our plans for the future. A question and answer session for stockholders will follow.

        Your vote is important to us. If you cannot be with us in person, please be sure to vote your shares by proxy. This may be accomplished by: (i) signing and dating the enclosed proxy card and returning it in the postage-paid return envelope; (ii) voting your shares over the internet; or (iii) voting your shares by telephone. Your prompt return of the proxy card or vote over the internet or by telephone will help us avoid additional solicitation costs. If you send in the proxy card and attend the Annual Meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the Annual Meeting and vote your shares in person. Instructions for voting over the internet or by telephone accompany the Proxy Statement.

Sincerely,

Scott Rudolph, Chairman of the Board and Chief Executive Officer

NBTY, INC.
90 Orville Drive, Bohemia, New York 11716

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

SUMMARY OF PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

        Notice is hereby given that the 2007 Annual Meeting of Stockholders of NBTY, Inc. (the "Company") will be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779 on February 9, 2007, at 10:00 A.M., local time, for the purpose of considering and taking action on the following:

  (1)
  to elect each of Michael L. Ashner, Glenn Cohen and Arthur Rudolph as a Class III member of the Board of Directors, to serve until the 2010 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

  (2)
  to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2007; and

  (3)
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders who were owners of shares of NBTY, Inc. common stock at the close of business on January 3, 2007 (the "Record Date") may attend and vote at the 2007 Annual Meeting, or may vote by proxy: (i) by signing and dating the enclosed proxy card and returning it to the Company; (ii) on the internet; or (iii) by telephone.

        This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

        We look forward to seeing you at the 2007 Annual Meeting.

Cordially,

Scott Rudolph Chairman of the Board and Chief Executive Officer

Bohemia, New York
January 5, 2007

NBTY, INC.
90 Orville Drive, Bohemia, New York 11716

PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE SOLICITATION

        This Proxy Statement and the enclosed Proxy Card are being furnished to all holders as of January 3, 2007 (the "Record Date") of the common stock, par value $0.008 per share (the "Common Stock"), of NBTY, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company for use at the 2007 Annual Meeting of Stockholders to be held February 9, 2007, and at any adjournments thereof (the "Meeting"). The persons named as proxies on the Proxy Card were selected by the Board of Directors of the Company.

        The Company anticipates first sending this Proxy Statement and the enclosed Proxy Card to its stockholders on or about January 8, 2007. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended September 30, 2006 (the "2006 Fiscal Year"), is being mailed together with this Proxy Statement to stockholders entitled to vote at the Meeting. The Annual Report is not to be regarded as proxy soliciting material.

        The enclosed Proxy Card provides that each stockholder may specify that his or her shares (i) be voted "FOR" the election of the named nominees to the Company's Board of Directors with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; and (ii) be voted "FOR," "AGAINST," or "ABSTAIN" from voting with respect to the Board of Directors' appointment of PricewaterhouseCoopers LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2007 (the "2007 Fiscal Year"). Except with respect to broker "non-votes," where a signed Proxy Card is returned but no choice is specified, the shares will be voted "FOR" the election of each named nominee to the Company's Board of Directors and "FOR" the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the 2007 Fiscal Year. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal, and has not received instructions from the beneficial owner.

        Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote or a broker "non-vote" is deemed to be "present" for quorum purposes, but is not deemed to be a "vote cast" at the Meeting. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of Directors, which requires approval of a plurality of the votes cast at the Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as Directors. Consequently, any shares not voted (whether by abstention, withholding authority or broker "non-vote") have no impact on the election of Directors.

        Abstentions and broker "non-votes" will have the same effect as votes "AGAINST" the ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the 2007 Fiscal Year. Approval of this appointment requires a majority vote "FOR" the proposal by the holders of shares of Common Stock present, in person or represented by proxy, at the Meeting (at which a quorum is present). Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting for a quorum to be present.

        All shares entitled to vote and represented by properly executed proxies received before the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on those proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed Proxy

Card, in either case dated later than the prior proxy relating to the same shares, or (ii) attending the Meeting and voting in person (although attendance at the Meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent Proxy Card should be sent to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, or hand-delivered to the Secretary, at or before the taking of the vote at the Meeting. Instructions for voting on the internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. Except as set forth above, if no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

        If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named on the enclosed Proxy Card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the Proxy Card would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Meeting, or that the Meeting will be adjourned.

        The Company has fixed the close of business on January 3, 2007 as the Record Date for determining the holders of Common Stock who will be entitled to notice of, and to vote at, the Meeting. On January 3, 2007, the Company had issued and outstanding approximately 67,214,000 shares of Common Stock, which were the only outstanding shares of the capital stock of the Company. Holders of Common Stock are entitled to one vote for each share owned of record.

PROPOSAL 1.

ELECTION OF DIRECTORS

        The Company's Amended and Restated By-Laws divide the members of the Board of Directors of the Company into three classes and provide that the number of Directors constituting the Board of Directors from time to time shall be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. As of the date of this Proxy Statement, the Board of Directors is comprised of nine members, divided equally into three classes of three members each. The Board of Directors has nominated each of Michael L. Ashner, Glenn Cohen and Arthur Rudolph for election as a Class III Director.

        Stockholders of the Company do not have cumulative voting rights with respect to the election of Directors. It is the intention of the persons named in the enclosed Proxy Card to vote such proxy "FOR" the election of the named nominees for Class III directorships, unless authorization is withheld on the Proxy Card. Should any nominee be unable or unwilling to serve as a Director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees

        The following table provides information as of January 5, 2007 with respect to each of the Company's Director nominees.

Name and year first became a Director of the Company	Age	Principal occupation during the past five years

CLASS III—Terms Expiring at the 2010 Annual Meeting of Stockholders
Michael L. Ashner 1998	54
		President and Chief Executive Officer of Winthrop Realty Partners, L.P., a real estate investment and management company, since 1996. Mr. Ashner is also the Chairman and Chief Executive Officer of Winthrop Realty Trust ("WRT") and Executive Chairman of Lexington Realty Trust, Inc. ("Lexington"), two New York Stock Exchange listed real estate investment trusts. Mr. Ashner serves on the Board of Directors of WRT and Lexington.
Glenn Cohen 1988	47	President of 1641 Bellmore Road Corp., a residential/commercial real estate development corporation, and President of Save-on Sprinkler Co., a sprinkler company.
Arthur Rudolph 1971	78
		Founded Arco Pharmaceuticals, Inc., the Company's predecessor, in 1960 and founded the Company in 1971. He served as the Company's Chief Executive Officer and Chairman of the Board of Directors until his resignation in September 1993. He is the father of Scott Rudolph. He has been a consultant to the Company since 1997.

Information as to Directors Continuing in Office

        The following table provides information as of January 5, 2007 with respect to each of the Company's Directors whose terms expire subsequent to the Meeting.

Name and year first became a Director of the Company	Age	Principal occupation during the past five years

CLASS I—Terms Expiring at the 2009 Annual Meeting of Stockholders
Aram G. Garabedian 1971	71
		Elected as State Senator of the State of Rhode Island in 2000 and had been a representative in that State's legislature from 1972 through 1978, and 1998 through 2000. Since 1986, he has been a real estate property manager and developer in Rhode Island and is the President of Bliss Properties, Inc. He was associated with the Company and its predecessor, Arco Pharmaceuticals, Inc., for 20 years in a sales capacity and as an officer.
Michael C. Slade 1998	57
		Senior Vice President-Strategic Planning, and Secretary of the Company. He was the President, Chief Executive Officer and an owner of Nutrition Headquarters Corp. and Nutro Laboratories, Inc. before their acquisition by the Company in 1998. He is a member of the Board of Trustees of the North Shore-LIJ Health System. He is also a member of the Board of Directors of Feinstein Institute for Medical Research.

Neil H. Koenig 2005	56
		A partner at Imowitz, Koenig & Co., LLP, a public accounting firm providing tax services to public and private companies. Since 2002, he has been Chief Financial Officer of Orthometrix, Inc., a public company that manufactures and distributes medical and fitness- related equipment. He is also the Vice President of Guggenheim Structured Real Estate, a private equity fund.
CLASS II—Terms Expiring at the 2008 Annual Meeting of Stockholders
Scott Rudolph 1986	49
		The Chairman of the Board of Directors and Chief Executive Officer and a more than 5% stockholder of the Company. He served as the Chairman of the Board of Directors of Dowling College, Long Island, New York from 1997 through 2000, and is currently the Vice Chairman of the Dowling College Board. He joined the Company in 1986. He is the son of Arthur Rudolph.
Murray Daly 1971	79	Retired, former Vice President of J.P. Egan Office Equipment Co., an office equipment company, and currently a consultant to the office equipment industry.
Peter J. White 2001	52
		President and Chief Executive Officer of I. J. White Corporation, a company based in Farmingdale, New York, engaged in the worldwide engineering and manufacturing of conveying systems for the food industry.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MICHAEL L. ASHNER, GLENN COHEN AND ARTHUR RUDOLPH AS CLASS III DIRECTORS.

Independence of Board Members

        The Board of Directors reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board observes all criteria for independence established by the New York Stock Exchange (where the Common Stock is listed for trading) and other applicable laws and regulations.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. The Board determined that each independent Director had no relationships with the Company outside of his position on the Board. As a result of its annual review, the Board has determined that all the Directors are independent, with the exception of Messrs. Arthur Rudolph, Scott Rudolph, and Michael C. Slade. Scott Rudolph and Michael C. Slade are not independent because they are both executive officers of the Company. Arthur Rudolph is not independent because he is Scott Rudolph's father and because he has a consulting agreement with the Company (described in more detail below under "Compensation of Directors" below).

        Following the meeting of the Board, the Company's non-management Directors generally meet without management present. There is no predetermined non-management Director who presides over all such meetings. At each meeting, the non-management Directors choose a presiding member for that meeting, based upon the topics to be discussed. "Non-management" Directors are all those directors who are not executive officers, and may include Directors who are not considered to be independent under regulations issued by the Securities and Exchange Commission or the New York Stock Exchange. The Company's non-management Directors are: Michael L. Ashner, Glenn Cohen, Murray Daly, Aram G. Garabedian, Neil H. Koenig and Peter J. White.

Committees of the Board of Directors

        The Board of Directors has four standing committees: (i) an Audit Committee; (ii) a Compensation Committee; (iii) a Nominating/Corporate Governance Committee; and (iv) a Strategic Planning Committee.

        The Audit Committee is composed of Michael L. Ashner (Chairman), Neil H. Koenig and Peter J. White. The Audit Committee is charged with assisting the Board in its oversight of: (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function; (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communication among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the Audit Committee also meets with internal audit staff of the Company and with the independent auditors in executive session, without members of management present. The Audit Committee met 11 times during the 2006 Fiscal Year. The Board has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the New York Stock Exchange Listed Company Manual and by applicable Securities and Exchange Commission rules. The Board of Directors has further determined that each member of the Audit Committee possesses the financial literacy and experience required by New York Stock Exchange and the Securities and Exchange Commission and that, in addition, Mr. Koenig is an "audit committee financial expert," as defined by Securities and Exchange Commission rules. The Audit Committee's written charter is posted on the Company's web site at www.nbty.com under the link "Corporate Governance" and is attached as Appendix A to this Proxy Statement. A printed copy of this charter also is available to any stockholder of the Company who requests it by writing to the Secretary of the Company at the Company's headquarters.

        The Compensation Committee is composed of Murray Daly (Chairman), Glenn Cohen and Peter J. White. The Compensation Committee is comprised entirely of independent Directors. The Compensation Committee is charged with assisting the Board in: (i) developing and periodically reviewing compensation policies for the Company, including stock options, restricted stock and similar rewards, consistent with, and linked to, the Company's strategies; (ii) evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually; (iii) recommending the compensation of the Company's other executive officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs; (v) recommending to the Board the fees of outside directors; (vi) reviewing and approving new Company benefit plans and amendments to existing benefit plans; (vii) approving all equity-based compensation plans; and (viii) reviewing benefit plan administration. The Compensation Committee met four times during the 2006 Fiscal Year. The Compensation Committee's report on executive compensation begins on page 13. The Compensation Committee's written charter is posted on the Company's web site at www.nbty.com under the link "Corporate Governance." A printed copy of this charter also is available to any stockholder of the Company who requests it by writing to the Secretary of the Company at the Company's headquarters.

        The Nominating/Corporate Governance Committee is composed of Peter J. White (Chairman), Murray Daly and Glenn Cohen, each of whom is an independent Director. The Nominating/Corporate Governance Committee is charged with assisting the Board in: (i) establishing criteria for Board membership; (ii) searching for and screening candidates to fill Board vacancies; (iii) recommending an appropriate slate of candidates for election each year; (iv) evaluating the performance of individual directors; (v) assessing the overall performance of the Board; (vi) considering issues regarding the composition and size of the Board; (vii) monitoring a process to assess the Board's effectiveness; and (viii) developing and implementing the Company's Corporate Governance Guidelines. The Nominating/Corporate Governance Committee met once during the 2006 Fiscal Year. The Nominating/Corporate Governance Committee's written charter and the Company's Corporate Governance Guidelines are available on the Company's web site at www.nbty.com under the link "Corporate Governance." A printed copy of the charter and guidelines also are available to any stockholder of the Company who requests these documents by writing to the Secretary of the Company at the Company's headquarters.

        Nominees to the Board may be suggested by the Directors, by members of management, or by stockholders. The Company also, in its discretion, may engage a third party to assist in the search for Director candidates. Each of Messrs. Ashner, Cohen and Rudolph, proposed for election as a Class III Director at the Meeting, currently is serving as a Director.

        The Nominating/Corporate Governance Committee will consider nominations for Board membership by stockholders. Stockholders wishing to nominate Director candidates for consideration may do so by writing to NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, and providing the candidate's name, age, biographical data and qualifications. Recommendations by stockholders that are made in accordance with these procedures will be evaluated in the same manner as other candidates. See "Procedure For Submitting Stockholder Proposals" below for further details regarding how to submit Board nominations. In its assessment of any potential candidate, the Nominating/Corporate Governance Committee will review the nominee's judgment, experience, independence, understanding of the Company's industry and markets or related industries and markets, and any other factors that the Nominating/Corporate Governance Committee believes are pertinent in light of the current needs of the Board. In addition, the Nominating/Corporate Governance Committee also will take into account the requirements set forth in the Company's Corporate Governance Guidelines, as well as a Director's ability to devote the time and effort necessary to fulfill his or her responsibilities.

        The Strategic Planning Committee is composed of Scott Rudolph (Chairman), Arthur Rudolph, Michael C. Slade and Aram G. Garabedian. The Strategic Planning Committee exercises the broad powers and authority granted to it under the Company's Amended and Restated By-Laws, including such prerogatives as evaluating potential acquisitions, exploring new marketing areas and assisting in the formulation of major policy objectives. The Strategic Planning Committee met once during the 2006 Fiscal Year.

        During the 2006 Fiscal Year, the Board convened six regular Board meetings. No special Board meetings were held. Each Director attended at least 75% of the Board meetings and the meetings of the Committees of which he was a member.

        It is the Company's policy that all Directors attend annual meetings of stockholders. All Directors attended the 2006 Annual Meeting of Stockholders.

Compensation of Directors

        During the 2006 Fiscal Year, each Director (other than Scott Rudolph and Michael C. Slade, who are officers of the Company) earned an annual retainer of $60,000 for services rendered as Directors. In addition, each non-management Director is entitled to reimbursement for out-of-pocket expenses to attend meetings. Mr. Ashner also received an additional $50,000 for his services as Audit Committee Chairman and $4,000 for his services as a member of the special committee of the Board (the "Special Committee") investigating a demand served upon the Board alleging wrongdoing by certain officers and directors of the Company, for a total of $114,000. Mr. White received an additional $4,000 for his services on the Special Committee, for a total of $64,000. Mr. Garabedian received an additional $2,500 for his services on the Special Committee, for a total of $62,500. Except as described below, the Company does not offer a pension plan or other compensation to its non-management Directors. Any Director who is an officer of the Company does not receive additional compensation for his services as a Director.

        The Company has adopted a mandatory retirement age policy that applies to each member of the Board, other than Mr. Arthur Rudolph, the Company's founder. Under this superannuation policy, no person who has reached the age of 73 can stand for election to the Board. Each Board member who has served on the Board for at least 15 years and who retires from the Board solely as a result of this superannuation policy will continue to receive the annual Board retainer of $60,000 until the earlier of the tenth anniversary of the retirement date or his death.

        Effective January 1, 1997, the Company entered into a consulting agreement with Rudolph Management Associates, Inc. for the services of Mr. Arthur Rudolph, a Director and founder of the Company. The agreement has been renewed for a one-year term, ending December 31, 2007. The agreement provides for a consulting fee in the annual amount of $450,000 for the period ending December 31, 2007, payable in monthly installments. Pursuant to the consulting agreement, Mr. Rudolph will receive certain fringe benefits provided to other executives of the Company. During the 2006 Fiscal Year, Mr. Arthur Rudolph also received the annual retainer of $60,000 for services rendered by him as a Director.

Communication with Directors

        Stockholders and any other interested party wishing to communicate with the Board of Directors may do so in one of four ways: in person at the Meeting, by mail, by telephone or via the internet. Mail addressed to the Directors can be sent to: NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, indicating it to be correspondence to one or more particular Board member, or to the Board as a whole. All mail received will be opened and screened for security purposes. The mail will then be logged in, and all mail (other than mail that the Company's chief legal officer determines to be trivial or obscene) will be forwarded to the particular Director identified, or to the Board of Directors in its entirety, as requested in the stockholder's correspondence. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Obscene items will not be forwarded.

        Stockholders and any other interested party wishing to communicate only with non-management Directors may do so by calling toll free at 1.866.850.8624 or via the internet at www.reportit.net, in either case using the username "NBTY" and the password "holder." Copies of any such communication will be forwarded to each non-management Director.

Principal Stockholders and Security Ownership of Management

        The following table sets forth the number of shares of Common Stock beneficially owned as of December 29, 2006 by: (i) each Director of the Company, including each nominee for election as a Director; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) the Directors and executive officers as a group; (iv) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (v) the Company's Retirement Savings and Employees' Stock Ownership Plan (the "ESOP").

Directors	Number of Shares Beneficially Owned(a)	Percent of Class(a)
Scott Rudolph(b)	8,162,632	11.7%
Arthur Rudolph(c)	360,392	*
Aram G. Garabedian	3,000	*
Neil H. Koenig	2,500	*
Murray Daly	—	—
Glenn Cohen	25,000	*
Michael L. Ashner	80,000	*
Michael C. Slade(d)	1,525,732	2.3%
Peter J. White(e)	200	*
Named Executive Officers
Harvey Kamil(f)	1,594,826	2.4%
William J. Shanahan(g)	201,522	*
James P. Flaherty(h)	48,381	*
Directors and Executive Officers
All Directors and Executive Officers as a group (12 persons)	12,004,185	17.0%
Other
ESOP(i)	2,094,405	3.1%
Neuberger Berman, LLC(j)	4,217,685	6.3%
Barclay's Global Investors, NA(k)	3,509,638	5.2%

An asterisk (*) in the above table means percentage ownership of less than one percent.

(a)
This column includes shares which Directors, executive officers and certain other holders have the right to acquire within 60 days of the Record Date. Except as otherwise indicated, each person and entity has the sole voting and investment power with respect to the shares set forth in the table.
(b)
Includes (i) options to purchase 2,810,000 shares of Common Stock which are presently exercisable and (ii) 63,046 shares of Common Stock held in the ESOP.
(c)
Includes (i) 40,000 shares of Common Stock owned by Mr. Rudolph's wife, as to which Mr. Rudolph disclaims beneficial ownership, and (ii) options to purchase 60,000 shares of Common Stock which are presently exercisable.
(d)
Includes (i) options to purchase 100,000 shares of Common Stock which are presently exercisable, (ii) 530,847 shares of Common Stock held in a trust for the benefit of Mr. Slade's wife, as to which Mr. Slade disclaims beneficial ownership, (iii) 76,900 shares held by the Michael and Ruth Slade Foundation, as to which Mr. Slade disclaims beneficial ownership, and (iv) 2,804 shares of Common Stock held in the ESOP.
(e)
Represents shares of Common Stock owned by Mr. White's wife, as to which Mr. White disclaims beneficial ownership.
(f)
Includes (i) options to purchase 425,000 shares of Common Stock which are presently exercisable, (ii) 193,621 shares held in a trust for the benefit of Mr. Kamil's children, as to which Mr. Kamil disclaims beneficial ownership, and (iii) 90,171 shares of Common Stock held in the ESOP.
(g)
Includes (i) options to purchase 70,000 shares of Common Stock which are presently exercisable and (ii) 47,017 shares of Common Stock held in the ESOP.
(h)
Includes 47,417 shares of Common Stock held in the ESOP.
(i)
Excludes shares of Common Stock beneficially owned by the directors and named executive officers through the ESOP. Fidelity Management Trust Company is the Trustee for the ESOP.
(j)
Based on its Form 13G, filed in February 2006.
(k)
Based on its Form 13G, filed in January 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to the CEO and the four other most highly compensated executive officers of the Company who served in such capacities as of September 30, 2006 for services rendered to the Company during each of the last three fiscal years. See also "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below for additional information.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation ($)(2)
Scott Rudolph Chairman and Chief Executive Officer	2006 2005 2004	$828,976 813,472 764,278	$500,000 1,250,000 1,000,000	$50,633 200,554	(3) (4) (5)	— — —	$33,206 32,214 34,983
Harvey Kamil President and Chief Financial Officer	2006 2005 2004	465,548 455,545 427,996	350,000 550,000 400,000		(5) (5) (5)	— — —	20,552 23,099 25,632
Michael C. Slade Senior Vice President— Strategic Planning, and Secretary	2006 2005 2004	354,132 359,890 353,100	— 50,000 50,000	117,498	(5) (4) (5)	— —	21,420 17,936 10,469
James P. Flaherty Senior Vice President— Marketing and Advertising	2006 2005 2004	269,129 262,308 243,654	35,000 125,000 212,643		(5) (5) (5)	— — —	18,920 17,936 20,469
William J. Shanahan Vice President— Information Technology	2006 2005 2004	235,524 225,577 204,471	90,000 160,000 120,000		(5) (5) (5)	— — —	17,576 17,936 20,469

(1)
Bonus amounts shown are the bonuses paid during the specified fiscal year for services rendered during the immediately preceding fiscal year. The bonuses shown above with respect to the 2006 Fiscal Year were determined and paid in February 2006, and relate to performance during fiscal year 2005. The bonuses, if any, for performance during the 2006 Fiscal Year have not yet been determined or paid.

(2)
Represents amounts contributed by the Company to the ESOP and the Company's payment of life insurance premiums as described under "Deferred Compensation Agreements" below.

(3)
Includes $27,633 related to the use and maintenance of corporate aircraft and a $23,000 car allowance.

(4)
Includes amounts related to use of aircraft.

(5)
Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported under the headings of "Salary" and "Bonus."

Deferred Compensation Agreements

        The Company has entered into deferred compensation agreements with certain employees, including each executive officer named in the Summary Compensation Table, that provides for post-retirement payments and payments upon the officer's death or disability, as described below. Each agreement requires the Company to maintain a variable life insurance policy on the life of the officer.

        Upon retirement after age 65, each agreement currently provides that the officer will be entitled to receive the cash surrender value of the insurance policy maintained on his life, to be paid over a period not to exceed 10 years. The cash surrender value of the policy will vary over time.

        If the officer dies while employed by the Company, or retires and subsequently dies before receiving all the post-retirement payments, the officer's beneficiary will be entitled to receive a lump sum payment equal to the death benefit under the insurance policy in full discharge of all the Company's obligations under the deferred compensation agreement.

        If the officer's employment with the Company is terminated involuntarily due to a permanent disability (as defined in the relevant deferred compensation agreement) before the officer's voluntary retirement from the Company, the officer will be entitled to receive a lump sum payment equal to the cash surrender value of the insurance policy in full discharge of all the Company's obligations under the deferred compensation agreement.

        The officer will not be entitled to any benefits under the deferred compensation agreement if his employment with the Company is terminated under circumstances other than as described above.

        As of September 30, 2006, the cash surrender value and death benefit under the variable life insurance policies maintained by the Company in connection with these agreements were as follows:

Executive Officer	Cash Surrender Value	Death Benefit
Scott Rudolph	$276,714	$2,500,000
Harvey Kamil	164,628	810,000
Michael C. Slade	34,067	200,000
James P. Flaherty	79,792	375,000
William J. Shanahan	94,592	375,000

        Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), imposes additional tax and interest on deferred compensation arrangements that do not satisfy its requirements. These agreements will be amended to minimize any additional tax and interest after the Internal Revenue Service promulgates final regulations implementing Section 409A.

Option and Stock Appreciation Grants in 2006 Fiscal Year

        The Company did not grant any stock options to any executive officer named in the Summary Compensation Table during the 2006 Fiscal Year. The Company's stock option plans do not provide for the granting of stock appreciation rights.

Aggregated Option Exercises in the 2006 Fiscal Year and Fiscal Year-End Option Values

        The following table shows information concerning option exercises by the executive officers named in the Summary Compensation Table and the number and the value at the end of the 2006 Fiscal Year of unexercised in-the-money options to purchase Common Stock granted to those executive officers.

			Number of Securities Underlying Unexercised Options at 9/30/06 (#)	Value of Unexercised In-The-Money Options at 9/30/06 ($)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable/ Unexercisable(a)	Exercisable/ Unexercisable(b)
Scott Rudolph	—	—	2,810,000/0	$65,909,050
Harvey Kamil	—	—	425,000/0	10,003,305
Michael C. Slade	—	—	100,000/0	2,367,941
James P. Flaherty	—	—	0/0	0/0
William J. Shanahan	—	—	70,000/0	1,661,080

(a)
The securities underlying the options are shares of Common Stock.

(b)
Based on the $29.27 closing price of Common Stock on September 30, 2006, less the exercise price payable for such Common Stock.

Employment Agreements

        Scott Rudolph Employment Agreement.    The Company entered into an employment agreement (the "Rudolph Agreement") with Scott Rudolph, effective October 1, 2002, superseding Mr. Rudolph's prior employment agreement with the Company. Under the Rudolph Agreement, Mr. Rudolph currently serves as Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Rudolph Agreement is five years, subject to automatic one-year extensions, unless either the Company or Mr. Rudolph provides specified notice to the contrary. Mr. Rudolph is required to devote to the Company substantially all his working time, attention and efforts. Under the Rudolph Agreement, during the 2006 Fiscal Year, Mr. Rudolph received a base salary of $828,976 and certain fringe benefits provided to the other senior executives of the Company. Mr. Rudolph also is eligible to earn an annual bonus targeted at not less than 50% of his base salary, as determined by the Compensation Committee of the Board, taking into account the achievement by the Company of certain performance goals.

        Mr. Rudolph has the right to terminate the Rudolph Agreement in the event of a material breach by the Company or for other "good reason" (as defined in the Rudolph Agreement). In such event, or if the Company terminates Mr. Rudolph's employment without cause (as defined in the Rudolph Agreement): (i) Mr. Rudolph will be entitled to receive a lump sum amount equal to the greater of: (A) the base salary, automobile allowance and annual bonus (in the amount of 50% of his then base salary) that would have been payable for the remaining term of the Rudolph Agreement had such termination not taken place, and (B) three times the sum of (x) his then base salary plus (y) the annual bonus Mr. Rudolph received in the year preceding such termination; (ii) all outstanding equity incentive awards (including stock options) will vest immediately and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term); and (iii) Mr. Rudolph will be entitled to receive a payment sufficient to offset the effects of any excise tax ("Excise Tax") imposed under Section 4999 of the Code, if a Change of Control (as defined in the Rudolph Agreement) of the Company occurs after such termination of employment.

        Upon termination of Mr. Rudolph's employment with the Company, following a Change of Control of the Company, Mr. Rudolph will: (i) be entitled to receive a lump sum amount equal to 2.99 times the average compensation received by Mr. Rudolph during the five years immediately preceding such termination; (ii) become vested in all outstanding equity incentive awards (including stock options); (iii) have the right to receive a cash payment equal to the "spread" on all outstanding stock options; and (iv) be entitled to a payment sufficient to offset the effects of any Excise Tax.

        During the term of the Rudolph Agreement (and, if Mr. Rudolph terminates his employment other than for good reason or the Company terminates Mr. Rudolph's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Rudolph will be subject to certain non-competition requirements.

        Harvey Kamil Employment Agreement.    The Company entered into an employment agreement (the "Kamil Agreement") with Harvey Kamil, effective October 1, 2002, superseding Mr. Kamil's prior employment agreement with the Company. Under to the Kamil Agreement, Mr. Kamil currently serves as President and Chief Financial Officer of the Company. The initial term of the Kamil Agreement is five years, subject to automatic one-year extensions, unless either the Company or Mr. Kamil provides specified notice to the contrary. Mr. Kamil is required to devote to the Company substantially all his working time, attention and efforts. Under the Kamil Agreement, during the 2006 Fiscal Year, Mr. Kamil received a base salary of $465,548 and certain fringe benefits accorded to the other senior executives of the Company. Mr. Kamil also is eligible to earn an annual bonus targeted at not less than 50% of his base salary, as determined by the Compensation Committee of the Board, taking into account the achievement by the Company of certain performance goals.

        Mr. Kamil has the right to terminate the Kamil Agreement in the event of a material breach by the Company or for other "good reason" (as defined in the Kamil Agreement). In such event, or if the Company terminates Mr. Kamil's employment without cause (as defined in the Kamil Agreement): (i) Mr. Kamil will be entitled to receive a lump sum amount equal to the greater of: (A) the base salary, automobile allowance and annual bonus (in the amount of 50% of his then base salary) that would have been payable for the remaining term of the Kamil Agreement had such termination not taken place, and (B) three times the sum of (x) his then base salary plus (y) the annual bonus Mr. Kamil received in the year preceding such termination; (ii) all outstanding equity incentive awards (including stock options) will vest immediately and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term); and (iii) Mr. Kamil will be entitled to receive a payment sufficient to offset the effects of any Excise Tax, if a Change of Control (as defined in the Kamil Agreement) of the Company occurs after such termination of employment.

        Upon termination of Mr. Kamil's employment with the Company, following a Change of Control of the Company, Mr. Kamil will: (i) be entitled to receive a lump sum amount equal to 2.99 times the average compensation received by Mr. Kamil during the five years immediately preceding such termination; (ii) become vested in all outstanding equity incentive awards (including stock options); (iii) have the right to receive a cash payment equal to the "spread" on all outstanding stock options; and (iv) be entitled to a payment sufficient to offset the effects of any Excise Tax.

        During the term of the Kamil Agreement (and, if Mr. Kamil terminates his employment other than for good reason or the Company terminates Mr. Kamil's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Kamil will be subject to certain non-competition requirements.

        Holland & Barrett Agreements.    Five members of senior management of Holland & Barrett Limited, the Company's European retail subsidiary, have service contracts, terminable by the Company upon twelve months' notice. The aggregate commitment for these salaries as of September 30, 2006 was approximately $1,497,000.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

        The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") currently is composed of Murray Daly (Chairman), Glenn Cohen and Peter J. White, all of whom are independent Directors. As set forth in its charter, the Compensation Committee is charged with assisting the Board in: (i) developing and periodically reviewing compensation policies for the Company, including stock options, restricted stock and similar rewards, consistent with, and linked to, the Company's strategies; (ii) evaluating the performance of the Company's CEO and determining his compensation annually; (iii) recommending the compensation of the Company's other executive officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs; (v) recommending to the Board the fees of outside directors; (vi) reviewing and approving new Company benefit plans and amendments to existing benefit plans; (vii) approving all equity-based compensation plans; and (viii) reviewing benefit plan administration.

Executive Officer Compensation Policies

        Executive officers' overall compensation and benefits generally include base salary, executive benefits (including a company car), and, if and when deemed appropriate, an annual performance bonus, a stock-based long term incentive award, or both. Factors considered typically have included the results of the performance review of each executive officer's performance and an evaluation of the significance of the executive's contribution to the Company. The overall compensation program has been designed to attract and retain experienced and well-qualified executive officers who will enhance the performance of the Company.

        The Compensation Committee believes that tenure with the Company and the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Compensation Committee believes that the performance-based bonus structure is of key importance. Accordingly, for executive officers in charge of sales divisions, a material portion of total bonus eligibility is tied to year-over-year improvement in financial and operational indicators measured at that divisional level. For executive officers in charge of corporate departments, bonuses are based in large part on improvements in the performance of those departments. The Compensation Committee believes that these standards serve to align the interests of executive officers with those of stockholders.

        The Compensation Committee has endeavored to set the base salary of the Company's executive officers at levels that generally are competitive within the nutritional supplement industry and that take into account the range of practices for other similarly-sized companies, based on available survey and proxy statement data. In addition, base salaries have reflected the Company's operating philosophy, strategic direction and cost-conscious orientation. In connection with reviewing each executive officer's base salary (other than the CEO), the Compensation Committee also consults with the CEO regarding his assessment of the executive officer's recent performance and on-going impact potential. The Compensation Committee evaluates possible grants of equity on an annual basis to further incentivize executive officers. No stock-based incentive award grants were made to any executive officers during the 2006 Fiscal Year because the Compensation Committee determined that these grants were not necessary.

        The annual bonuses paid to the Company's named executive officers based on 2005 fiscal year performance were decided and paid in February 2006. The annual bonuses (if any) based on 2006 Fiscal Year performance have not yet been decided. Under Internal Revenue Code Section 162(m), the compensation paid to named executive officers in a given year is not deductible to the extent it exceeds $1 million, unless and except to the extent that it qualifies as "performance-based" under the Code and applicable regulations. The annual bonuses paid to the Company's named executive officers in February 2006, although based on performance, were discretionary in nature. As a result, due to Internal Revenue Code Section 162(m), a portion of the discretionary annual bonus compensation paid to the Company's CEO in February 2006 may be non-deductible; Section 162(m) should not impact the deductibility of the annual bonuses paid to the Company's other named executive officers in February 2006.

        The Compensation Committee has determined generally to retain base salary, benefits, performance bonuses and equity-based incentives as components in the Company's overall executive compensation. In setting the overall compensation levels for executive officers, the Compensation Committee expects to be guided by the following considerations:

  •
  Compensation levels should be competitive with compensation generally being paid to executives in other nutritional supplement companies;

  •
  A significant portion of each executive's compensation may be awarded in the form of equity-based incentives to closely link stockholder and executive interests and to encourage stock ownership by executive officers;

  •
  Each individual executive's compensation, to the extent possible, should reflect the performance of the Company as a whole, the performance of the officer's business unit, and the performance of the individual executive; and

  •
  Executive compensation should reflect the Company's unique, entrepreneurial and cost-conscious orientation.

        In summary, the Compensation Committee annually establishes the base salary and incentive compensation that will be paid to the CEO. The Compensation Committee also recommends to the Board for the full Board's approval the compensation for each of the Company's executive officers. In setting or recommending compensation, the Compensation Committee generally takes into account a number of factors, including the Company's results of operations and other Company performance measures, competitive compensation data, comparisons of salaries, incentive compensation terms and responsibilities among the Company's executive officers, the desired proportion of incentive compensation in the executive officer's total compensation and qualitative factors relating to an individual's experience, responsibilities, management and leadership abilities and job performance. The Compensation Committee generally does not assign greater weight to any one or more of these factors than to others.

Retention of Independent Compensation Consultant in 2005

        In the summer of 2005, the Compensation Committee, after conducting interviews of a number of outside consultants, engaged an independent compensation consultant to directly assist the Compensation Committee in reviewing how the levels and mix of compensation paid to the Company's executive officers compared to the range of practices of other similar companies, based on 2004-2005 proxy disclosure data, 2005 survey data and other data, and taking into account the consultant's experience.

        The compensation consultant reported directly to, and worked directly with, the Compensation Committee and its Chairman during the late 2005-early 2006 review process. The Compensation Committee also conferred with the consultant several times in the summer and fall of 2006. The actions taken by the Compensation Committee, described herein, take into account the Committee's consideration of the information and advice received from its independent compensation consultant regarding the range of market practices among other similar companies with respect to salary rates, annual bonus opportunities and long-term stock-based incentives.

        During the Company's fiscal years ending in the years 2003-2006, new stock option grants were not a component of the total compensation provided to executive officers, based on annual determinations made by the Compensation Committee that it was not necessary to grant stock options to further incentivize executive officers during those years.

Chief Executive Officer Compensation

        Scott Rudolph was the Company's CEO throughout the 2006 Fiscal Year. Mr. Rudolph received a base salary of $828,976 during that period, which included a cost-of-living increase from the prior fiscal year (under the Rudolph Agreement). During the 2006 Fiscal Year, Mr. Rudolph also was paid a $500,000 discretionary annual bonus, as determined by the Compensation Committee, in February 2006, based on his performance during the fiscal year ended September 30, 2005 (the "2005 Fiscal Year"). See "Summary Compensation Table" above.

        In determining Mr. Rudolph's compensation based on 2005 Fiscal Year performance, the Compensation Committee considered the following: (i) the level and mix of compensation for chief executive officers in various other publicly-held and similarly-sized companies, including companies operating in the Company's industry and related or similar industries; (ii) the handling and impact of the Company's recent acquisitions of other companies; (iii) the Company's revenue growth and other performance against its business plan; and (iv) Mr. Rudolph's individual performance and contributions. In particular, the Compensation Committee considered Mr. Rudolph's efforts and contributions with respect to the operations of the Company, the selection and completion of corporate acquisitions, the integration of acquired operations, the international diversification of the Company, the diversification of its customer base, and the Company's overall performance, including EBITDA targets.

Summary

        The Compensation Committee is committed to attracting, motivating and retaining senior executives who will help the Company meet the increasing challenges of the nutritional supplement industry. The Compensation Committee recognizes its responsibility to the Company's stockholders to increase the value of the Common Stock and intends to continue to review, establish and implement executive compensation policies that are consistent with competitive practices, are based on the Company's and the executive's performance, and that permit the Company to attract, motivate and retain executives who will lead the Company and increase stockholder value.

COMPENSATION COMMITTEE
Murray Daly, Chairman Glenn Cohen Peter J. White

        The foregoing report of the Compensation Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

        At September 30, 2006, the Compensation Comittee consisted of Messrs. Murray Daly, Glenn Cohen and Peter J. White. None of the members of the Compensation Committee had a relationship during the 2006 Fiscal Year requiring disclosure under Item 402(j) of Regulation S-K.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The Company's executive officers of NBTY, all of whom are U.S. citizens, and their ages as of January 5, 2007, are as follows:

Name	Age	Position	Commenced term of office as Officer
Scott Rudolph	49	Chairman of the Board of Directors and Chief Executive Officer	1986
Harvey Kamil	62	President and Chief Financial Officer	1982
Michael C. Slade	57	Senior Vice President-Strategic Planning, and Secretary	1998
James P. Flaherty	49	Senior Vice President-Marketing and Advertising	1988
William J. Shanahan	48	Vice President-Information Technology	1988

        Certain information regarding each of Messrs. Rudolph, Kamil, Slade, Flaherty and Shanahan, including his principal occupation during the past five years and current directorships, is set forth below. See "Information as to Directors Continuing in Office" above for additional information regarding Scott Rudolph and Michael C. Slade. Unless indicated otherwise, all executive officers have had the indicated principal occupations for the past five years.

        Harvey Kamil is the President and Chief Financial Officer of the Company. He serves on the Board of Directors of the Council for Responsible Nutrition and on the Board of Directors of the National Nutritional Food Association. He joined the Company in 1982.

        James P. Flaherty is the Senior Vice President-Marketing and Advertising. He joined the Company in 1979.

        William J. Shanahan is the Vice President-Information Technology. He joined the Company in 1980.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2006 Fiscal Year.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the 2006 Fiscal Year with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accountants for the 2006 Fiscal Year, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each member of the Audit Committee qualifies as an "independent" Director under the current listing standards of the New York Stock Exchange, where the Common Stock is listed.

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the 2006 Fiscal Year. As stated in Proposal 2, the Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent registered public accountants for the 2007 Fiscal Year.

        PricewaterhouseCoopers LLP audit services during the 2006 Fiscal Year consisted of the examination of the Company's financial statements and services related to the Company's filings with the Securities and Exchange Commission. All fees paid to PricewaterhouseCoopers LLP and all services provided by PricewaterhouseCoopers LLP during the 2006 Fiscal Year were reviewed, considered for independence and approved by the Audit Committee.

Audit Fees

        Aggregate fees billed to the Company for the 2006 Fiscal Year represent the fees either accrued or paid to PricewaterhouseCoopers LLP. Aggregate fees billed to the Company for the 2005 Fiscal Year represent the fees either accrued or paid to the Company's prior principal accounting firm, Deloitte & Touche, LLP ("Deloitte"), as well as fees paid to PricewaterhouseCoopers LLP.

Type of Fee	Fiscal 2006	Fiscal 2005
Audit Fees	$2,900,000	$3,362,000
Audit Related Fees	$178,000	$1,232,000
Tax Fees	$100,000	$1,039,000

Total	$3,178,000	$5,633,000

  Audit Fees

        For fiscal 2006, aggregate fees, including out-of-pocket expenses, were for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the integrated audit of the Company's consolidated financial statements and internal control over financial reporting as of and for the year ended September 30, 2006 and statutory audits of the financial statements of the Company's affiliates, (ii) reviews of the Company's unaudited condensed consolidated interim financial statements as of December 31, 2005, March 31, 2006 and June 30, 2006, and (iii) reviews in connection with the Company's registration statements.

        For fiscal 2005, aggregate fees, including out-of-pocket expenses, were for professional services rendered by Deloitte in connection with (i) the integrated audit of the Company's consolidated financial statements and internal control over financial reporting as of and for the year ended September 30, 2005, including statutory audits of the financial statements of the Company's affiliates, and of its internal control over financial reporting as of September 30, 2005, (ii) reviews of the Company's unaudited condensed consolidated interim financial statements as of December 31, 2004, March 31, 2005 and June 30, 2005, and (iii) review of the Company's offering memorandum for senior subordinated notes issued by the Company.

  Audit-Related Fees

        For fiscal 2006, aggregate fees, including out-of-pocket expenses, were for professional services rendered by PricewaterhouseCoopers LLP related to due diligence audits in connection with acquisitions.

        For fiscal 2005, aggregate fees of $260,000, including out-of-pocket expenses, were for professional services rendered by Deloitte for audit-related services for the year ended September 30, 2005 related to the employee benefit plan audits and procedures for various other audit and special reports. For fiscal 2005 audit-related fees for services performed by PricewaterhouseCoopers LLP were $972,000, mainly for the review of the Company's procedures related to internal control over financial reporting.

  Tax Fees

        For fiscal 2006, aggregate fees, including out-of-pocket expenses, were for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advice for the year ended September 30, 2006. Tax services include U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters.

        For fiscal 2005, aggregate fees, including out-of-pocket expenses, were for professional services rendered by Deloitte in connection with tax compliance and advice for the year ended September 30, 2005. Tax services include U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, expatriate tax return preparation and transfer pricing documentation for compliance purposes.

  All Other Fees

        No fees were paid to PricewaterhouseCoopers LLP or Deloitte during the years ended September 30, 2006 and 2005 for any other professional services.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Charter for the Audit Committee of the Company's Board of Directors provides that the Audit Committee pre-approve, on an annual basis, the audit, audit-related, tax and other non-audit services to be rendered by the Company's accountants based on historical information and anticipated requirements for the following fiscal year. The Audit Committee must pre-approve specific types or categories of engagements constituting audit, audit-related, tax and other non-audit services as well as the range of fee amounts corresponding to each such engagement. During the 2006 Fiscal Year, the Audit Committee approved all fees for audit, audit-related and tax services rendered to the Company.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the 2006 Fiscal Year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Michael L. Ashner, Chairman Neil H. Koenig Peter J. White

STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates, for the period from September 30, 2001 (Base Year) through September 30, 2006, the cumulative total stockholder return of $100 invested in the Common Stock, the New York Stock Exchange Composite (U.S.) and the NYSE Health Products Index.

        The comparisons reflected in the graph are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG NBTY, INC., THE NYSE COMPOSITE INDEX
AND THE NYSE HEALTH CARE INDEX

*
$100 invested on 9/30/01 in stock or index—including reinvestment of dividends.
Fiscal year ending September 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires the Company's Directors, executive officers, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the Securities and Exchange Commission.

        Based solely on the Company's review of the copies of the Securities and Exchange Commission filings it has received, or written representations from certain reporting person that no Forms 5 were required for these persons, the Company believes that, except as indicated below, all its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to the 2006 Fiscal Year. Peter J. White, a current member of the Company's Board of Directors, filed a late Form 4 on May 22, 2006 for shares of Common Stock purchased on May 12, 2006, and Bernard Owen, a member of the Company's Board of Directors until February 10, 2006, filed a late Form 4 on December 19, 2005 for shares of Common Stock sold on June 5, 2005.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        The Company has adopted a Code of Ethics for its directors, officers and employees, including its senior financial officers and CEO. The Code of Ethics is available on the Company's web site, www.nbty.com. The Company also will provide a copy of the Code of Ethics to any person upon written request made to the Secretary of the Company at the Company's headquarters. It is the Company's intention to disclose any waivers of, or amendments to, the Code of Ethics on its web site, www.nbty.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had, and in the future may continue to have, business transactions with individuals and firms affiliated with certain of the Company's Directors and executive officers. Each such transaction has been in the ordinary course of the Company's business.

        During the 2006 Fiscal Year, the following transactions occurred:

  A.
  Gail Radvin, Inc., a corporation wholly-owned by Gail Radvin, received commissions from the Company totaling approximately $677,000 on account of sales in certain foreign countries. Gail Radvin is the sister of Arthur Rudolph (a Director of the Company) and the aunt of Scott Rudolph (Chairman and Chief Executive Officer of the Company).

  B.
  The Company paid approximately $450,000 to Rudolph Management Associates, Inc., under the Consulting Agreement between the Company and Rudolph Management Associates, Inc. In addition, under the Consulting Agreement, Mr. Arthur Rudolph received certain fringe benefits provided to other executive officers of the Company. Mr. Arthur Rudolph, a Director of the Company and the father of Scott Rudolph, is the President of Rudolph Management Associates, Inc.

  C.
  Certain members of the immediate families (as defined in Item 404 of Regulation S-K) of Arthur Rudolph, Scott Rudolph and Michael C. Slade (each a Director of the Company) are employed by the Company. During the 2006 Fiscal Year, these immediate family members received aggregate compensation and fringe benefits from the Company totaling approximately $1,119,000 for services rendered by them as associates of the Company.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2007. PricewaterhouseCoopers LLP has been the Company's independent auditors since February 10, 2006 and previously until March 19, 2004.

        During the two most recent fiscal years, the reports on the Company's financial statements issued by PricewaterhouseCoopers LLP or Deloitte did not contain an adverse opinion or disclaimer of opinion, nor were these reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and any subsequent period, there were no disagreements with Deloitte or PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During that time, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred, and the Company did not consult with Deloitte or PricewaterhouseCoopers LLP on either of the matters referred to in Item 304(a)(2) of Regulation S-K.

        A representative of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions from stockholders.

        Additional information regarding fees paid to PricewaterhouseCoopers LLP and Deloitte can be found in the "Report of the Audit Committee" beginning on page 16.

Vote Required for Ratification of Appointment of Independent Auditors

        Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP because the Audit Committee has the sole responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Meeting. No determination has been made as to what action the Audit Committee will take if stockholders do not ratify the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

EXPENSES OF SOLICITATION

        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instruments may be solicited by Directors, officers and associates of the Company in person or by internet, telephone or other means of communication. American Stock Transfer & Trust Company ("AST") is the Company's transfer agent, and as part of the Company's annual fee and services arrangement with AST, AST assists in the solicitation and distribution of proxies at no additional charge. AST will be reimbursed for its out-of-pocket expenses in connection with such services. The Company's Directors, officers and associates will not be compensated additionally, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements also will be made with brokers, custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such brokers, custodians, nominees and fiduciaries. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and proxy and for consideration at the next Annual Meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be so included for the next Annual Meeting, stockholder proposals must be received by the Company no later than September 10, 2007, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's Amended and Restated By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an Annual Meeting of stockholders. To be timely, stockholder's notice must be delivered to, or mailed by registered or certified mail, return receipt requested, and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days before the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. If a stockholder who has notified the Company of his or her intention to present a proposal at an Annual Meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K for the 2006 Fiscal Year, as filed with the Securities and Exchange Commission, is being mailed to stockholders together with this Proxy Statement and also may be obtained by stockholders without charge by written request addressed to: NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, Attention: Secretary, or may be accessed on the Company's web site at www.nbty.com under the link "SEC Filings."

BY ORDER OF THE BOARD OF DIRECTORS,

Scott Rudolph Chairman of the Board and Chief Executive Officer

Bohemia, New York
January 5, 2007

Appendix A

NBTY Audit Committee Charter

Membership

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of NBTY, Inc. (the "Company") shall consist of at least three directors who the Board determines are "independent" in accordance with New York Stock Exchange ("NYSE") listing standards and who meet the additional "independence" requirements of the NYSE for audit committee membership, as well as the requirements of any laws or regulations applicable to the Committee or its members. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate and at least one member shall have accounting or financial management expertise in accordance with the NYSE listing standards. The Board shall make a reasonable effort to appoint at least one member that is an "audit committee financial expert" in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). No member of the Committee shall serve on the audit committee of more than three (3) public companies at any given time. The members of the Committee shall be appointed on an annual basis and may be removed at any time by the Board. The Board shall appoint a Chair of the Committee.

Purpose, Authority and Responsibilities

        The Committee shall assist the Board in its oversight of (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function, (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control, and (iii) the Company's compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent accountants, the internal auditors and the Board. In addition, the Committee shall prepare the Committee report that SEC rules require be included in the Company's annual proxy statement.

        In the furtherance of these purposes, the Committee shall have the following authority and responsibilities:

Independent Accountants

        1.     The Committee shall have the sole authority to appoint, retain and terminate the independent accountants of the Company (subject, if required, to stockholder ratification), including the sole authority to approve all audit engagement fees and terms and all permissible non-audit services to be provided by the independent accountants. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company's independent accountants. The Committee may, from time to time, delegate its authority to pre-approve such services to a subcommittee consisting of one or more Committee members, provided that such subcommittee presents any such approvals to the full Committee at the next Committee meeting;

        2.     The Committee shall review and discuss with the independent accountants the independent accountants' audit procedures, including the audit plan and its scope with respect to the Company's financial statements;

        3.     The Committee shall evaluate the independent accountants' qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent accountants to the Board on at least an annual basis. As part of such evaluation, at least annually, the Committee shall:

  •
  obtain and review a report or reports from the Company's independent accountants describing:

  •
  the independent accountants' internal quality-control procedures;

  •
  any material issues raised by (i) the most recent internal quality-control review, or peer review or Public Company Accounting Oversight Board (PCAOB) review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent accountants, and any steps taken to deal with any such issues; and

  •
  all relationships between the independent accountants and the Company;

  •
  review and evaluate the lead partner and senior members of the independent accountants;

  •
  assure the regular rotation of the audit partners as required by law as well as consider whether the independent accountants should be rotated, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent accountants' performance.

        4.     The Committee shall not hire current or former employees of the independent accountants that have worked on Company matters during the previous complete annual audit cycle;

Internal Auditors

        5.     The Committee shall, at least annually, evaluate the performance of the Company's internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

        6.     The Committee shall review and discuss with the independent accountants and with management the results of the annual audit of the Company's financial statements prior to the filing or distribution thereof, including (i) the Company's disclosures in its annual report under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent accountants' opinion as to the quality thereof and any items required to be communicated to the Committee by the independent accountants in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants ("AICPA");

        7.     The Committee shall review and discuss with management and the independent accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any items required to be communicated to the Committee by the independent accountants in accordance with existing AICPA guidance;

        8.     The Committee shall review and discuss with management, the independent accountants and the internal auditors the quality and adequacy of the Company's financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

        9.     The Committee shall review and discuss with the independent accountants any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Committee by the independent accountants pursuant to Statement on Auditing Standards No. 61 as prescribed by the AICPA;

        10.   The Committee shall review with management, the internal auditors and, in separate meetings, the independent accountants:

  •
  any analyses or other written communications prepared by management, the internal auditors and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including a review of all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants;

  •
  the critical accounting policies and practices of the Company;

  •
  related-party transactions and off-balance sheet transactions and structures;

  •
  any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

  •
  regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

        11.   The Committee shall recommend to the Board whether the Company's financial statements should be accepted for inclusion in the Company's annual report on Form 10-K;

        12.   The Committee shall discuss, in conjunction with management, the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

        13.   The Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures;

        14.   The Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

and shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

Committee Reports

        15.   The Committee shall prepare a report of the Committee to stockholders to be included in the Company's annual proxy statement as required by the SEC, and file reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

        16.   The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent accountants and the performance of the internal audit function;

        17.   The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter and recommend to the Board any amendments to this Charter, which amendments shall be subject to Board approval; and

        18.   The responsibilities and duties enumerated in this Charter shall be the common recurring activities of the Committee in carrying out its purposes. The Committee may assume additional duties or responsibilities, carry out additional functions or adopt additional policies and procedures as may be appropriate to carry out its purposes or in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time. In carrying out these responsibilities and duties, the Committee shall comply with all applicable requirements of the NYSE, the SEC, regulation or law in such manner and under such guidelines as the Committee shall determine from time to time to be most appropriate.

Procedures

        The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The affirmative approval of majority of a quorum shall be sufficient to approve a decision of the Committee. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas and report regularly to the Board the results of its meetings.

        The Committee shall periodically meet separately in executive session with the independent accountants, the internal audit staff, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

        The Committee may delegate its authority to subcommittees or to the Chair of the Committee when it deems appropriate.

        In fulfilling its responsibilities, the Committee is empowered to investigate any matter relating to its purpose, duties or responsibilities that it deems appropriate and shall have full access to all books, records, facilities and personnel of the Company and may retain special legal, accounting or other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have full authority (without the need for any other Board approval) to retain outside legal, accounting or other advisors in carrying out its duties and responsibilities. As part of this authority, the Committee shall be authorized to approve the fees payable to such advisors and firms and any other terms of retention, and the Company shall provide the funding determined appropriate by the Committee for any such advisors and firms. Such advisors shall have such access to the books records, facilities and personnel of the Company as the Committee shall consider appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF

NBTY, INC.

February 9, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V        Please detach along perforated line and mail in the envelope provided.        V

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF DIRECTORS AND A VOTE FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐	Michael L. Ashner
☐	WITHHOLD AUTHORITY	☐	Glenn Cohen
	FOR ALL NOMINEES	☐	Arthur Rudolph
☐	FOR ALL EXCEPT (See instructions below)			"NOTE"	THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or a limited liability company, please sign in partnership or a limited liability company name, as the case may be, by authorized person.

NBTY, INC.

90 Orville Drive
Bohemia, New York 11716

Annual Meeting of Stockholders to be held on
February 9, 2007 at 10:00 A.M., Local Time

        The undersigned hereby appoints Harvey Kamil and Michael C. Slade as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of NBTY, Inc. (the "Company") held of record by the undersigned on January 3, 2007, at the Annual Meeting of Stockholders to be held at 2100 Smithtown Avenue, Ronkonkoma, New York 11779, on February 9, 2007 at 10:00 AM, local time, for the purpose of considering and taking action on the proposals set forth on the reverse side:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

NBTY, INC.

February 9, 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
—OR—
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

—OR—	ACCOUNT NUMBER

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before meeting date.

V        Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.        V

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NBTY, INC.
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF DIRECTORS AND A VOTE FOR PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐	Michael L. Ashner
☐	WITHHOLD AUTHORITY	☐	Glenn Cohen
	FOR ALL NOMINEES	☐	Arthur Rudolph
☐	FOR ALL EXCEPT (See instructions below)			"NOTE"	THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or a limited liability company, please sign in partnership or a limited liability company name, as the case may be, by authorized person.

QuickLinks

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS OF THE REGISTRANT
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG NBTY, INC., THE NYSE COMPOSITE INDEX AND THE NYSE HEALTH CARE INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXPENSES OF SOLICITATION
PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
OTHER MATTERS
NBTY Audit Committee Charter